Exhibit 23.5

AstraZeneca PLC
Legal & Secretary’s Department
1 Francis Crick Avenue
Cambridge Biomedical Campus
Cambridge CB2 0AA
England

AstraZeneca Finance LLC

1209 Orange Street

Wilmington, Delaware 19801

United States

For the attention of Adrian Kemp and David White
By email & by post

19th March 2024

Dear Ladies and Gentlemen

BUREAU VERITAS STATEMENT OF ASSURANCE FOR ANNUAL REPORT AND FORM 20-F INFORMATION 2023

In connection with the filing of the accompanying Registration Statement on Form F-3 (the “Form F-3”) of AstraZeneca PLC (“AstraZeneca”) and AstraZeneca Finance LLC (“AstraZeneca Finance”), Bureau Veritas hereby authorizes AstraZeneca and AstraZeneca Finance to refer to Bureau Veritas’s external assurance on corporate responsibility related information as stated on page 230 and as identified on the pages included in Exhibit 15.4 to AstraZeneca’s Annual Report and Form 20-F Information for the fiscal year ended December 31, 2023 (the “Annual Report”), which Annual Report is incorporated by reference in the accompanying Form F-3 of AstraZeneca and AstraZeneca Finance, subject to the same acknowledgements and agreements as set forth in our letter included in Exhibit 15.4 to the Annual Report. Please indicate your agreement to the foregoing by signing in the space indicated below. Our authorization will not become effective until accepted and agreed by AstraZeneca and AstraZeneca Finance.

Very truly yours,

/s/ Helen Simms

Name: Helen Simms

Title: Energy Transition and Certification Divisional Director

For and on behalf of Bureau Veritas U.K. Ltd

5th Floor, 66 Prescot Street London El 8HG Telephone: 0345 600 1828 www.bureauveritas.co.uk	Bureau Veritas UK Limited Registered in England and Wales 01758622 Registered Office: Suite 206, Fort Dunlop, Fort Parkway, Birmingham B24 9FD

ACCEPTED AND AGREED

This 19th day of March 2024

AstraZeneca PLC

/s/ Adrian Kemp

Name: Adrian Kemp
Title: Company Secretary

ACCEPTED AND AGREED
This 19th day of March 2024

AstraZeneca Finance LLC

/s/ David White

Name: David White
Title: Director